EXHIBIT 10.10

GSC ACQUISITION COMPANY

REPURCHASE AGREEMENT AND AMENDMENT TO INITIAL FOUNDER’S SECURITIES PURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT AND AMENDMENT TO INITIAL FOUNDER’S SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 29, 2007, is entered into by and between GSC Acquisition Company, a Delaware corporation (the “Company”), and GSC Secondary Interest Fund, LLC, a Delaware limited liability company (the “Seller”).

WITNESSETH

WHEREAS, the Seller holds 5,386,718 shares of the Company’s common stock, par value $0.001 per share (a “Share”);

WHEREAS, the Company has filed a registration statement (the “Registration Statement”) for its initial public offering of units (the “IPO”), each unit consisting of one Share and one warrant to purchase one Share (a “Warrant”), and now believes it is in its best interests to amend the terms of the IPO, among other things, (i) to decrease the number of units being issued and increase by 25% the offering price of such units, and (ii) to increase by 25% the exercise price of the Warrants (including the 4,000,000 initial founder’s warrants to purchase shares of Common Stock, with the terms set forth in the form of Warrant Agreement set forth as Exhibit A hereto (the “Initial Founder’s Warrants”));

WHEREAS, the Company still wishes the shares being sold to the public as part of the units to represent approximately 80% of its outstanding share capital following consummation of the IPO and the Seller still desires to purchase the Initial Founder’s Warrants with the terms set forth in the form of Warrant Agreement set forth as Exhibit A hereto upon the terms and conditions set forth in the Initial Founder’s Securities Purchase Agreement dated as of November 7, 2006 by and among the Company and the Seller (the “Initial Founder’s Securities Purchase Agreement”) for an aggregate purchase price of $4,000,000;

WHEREAS, in light of the amended IPO terms, the Company has offered to repurchase from the Seller 1,692,968 Shares (the “Subject Shares”);

WHEREAS, the Seller believes it is in the best interest of the Company and its shareholders to proceed with the IPO on the amended terms, and wishes to facilitate this by selling the Subject Shares back to the Company on the terms and conditions set forth herein and agreeing to buy the Initial Founder’s Warrants with the revised terms set forth in the form of Warrant Agreement upon the terms and conditions set forth herein and in the Initial Founder’s Securities Purchase Agreement for an aggregate purchase price of $4,000,000;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.  Purchase and Sale.

The Seller hereby sells to the Company, and the Company hereby purchases from the Seller, free and clear of all liens and encumbrances, the Subject Shares, for a purchase price of one dollar ($1.00), the due receipt of which the Seller hereby acknowledges. The Seller hereby agrees to surrender the certificates evidencing the Subject Shares to the Company, and the Company shall duly cancel such certificates and retire the Subject Shares as promptly as practicable.  Prior to the closing of the IPO, or as such date may be amended from time to time by mutual agreement of the parties, the Company shall issue and sell to the Seller and the Seller shall purchase from the Company the Initial Founder’s Warrants for an aggregate purchase price of $4,000,000, with the terms set forth in the form of Warrant Agreement set forth as Exhibit A hereto.  Apart from the increase in the Warrant exercise price from $6.00 to $7.50 per Share and subject to Section 4 hereof, the provisions of the Initial Founder’s Securities Purchase Agreement relating to the Initial Founder’s Warrants remain in full force and effect.

Section 2.  Representations and Warranties of the Seller.  The Seller hereby represents and warrants that:

(A)  Organization and Corporate Power.  The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(B)  Authorization; No Breach.

(i)  The execution, delivery and performance of this Agreement have been duly authorized by the Seller. This Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms.

(ii)  The execution and delivery by the Seller of this Agreement, the sale of the Subject Shares and the fulfillment of and compliance with the respective terms hereof by the Seller, do not and will not as of the date hereof (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the formative documents of the Seller, or any material law, statute, rule or regulation to which the Seller is subject, or any agreement, order, judgment or decree to which the Seller is subject, except for any filings required after the date hereof under federal or state securities laws.

(C)  Title to Shares.  Seller is the sole record owner of the Subject Shares and has the power and right to sell, assign, transfer and deliver to the Company good and valid title to, all of the Subject Shares, free and clear of all liens.

Section 3.  Representations, Warranties and Covenants of the Company.  As a material inducement to the Seller to enter into this Agreement and sell the Subject Shares to the Company, the Company hereby represents, warrants and covenants to the Seller that:

(A)  Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(B)  Authorization; No Breach.

(i)  This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

(ii)  The execution and delivery by the Company of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Company do not and shall not as of the date hereof conflict with or result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Company is subject.

Section 4. Further Agreements of the Seller.  The Seller hereby acknowledges and agrees that in addition to the transfer restrictions set forth in the Initial Founder’s Securities Purchase Agreement and the form of Warrant Agreement set forth as Exhibit A hereto, it will not (A) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Seller or any affiliate of the Seller or any person in privity with the Seller or any affiliate of the Seller), directly or indirectly, including the participation in the filing of a registration statement with the Securities and Exchange Commission in respect of, (B) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to or (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (i) any Initial Founder’s Shares (as defined in the Initial Founder’s Securities Purchase Agreement), or publicly announce an intention to effect any such transaction, for a period of three years after the date on which the IPO is consummated or (ii) any Initial Founder’s Warrants, or publicly announce an intention to effect any such transaction, until after the Company has consummated its initial Business Combination (as defined in the Underwriting Agreement); provided, however, that notwithstanding anything to the contrary in this Section 4, the Seller may, at any time, transfer Initial Founder’s Shares and Initial Founder’s Warrants to Permitted Transferees (as defined in the Warrant Agreement) as contemplated by the Initial Founder’s Securities Purchase Agreement and the form of Warrant Agreement, respectively.

Section 5.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the date of this Agreement.

Section 6.  Miscellaneous.

(A)  Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

(B)  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(C)  Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same Agreement.

(D)  Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(E)  Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, agree to submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

(F)  Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	GSC Acquisition Company 500 Campus Drive, Suite 220 Florham Park, NJ 07932 Fax No.: 973-437-1037

With a copy to:	Deanna L. Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 Fax No.: 212-450-3135

If to the Seller:	GSC Secondary Interest Fund, LLC c/o GSC Group 300 Campus Drive, Suite 110 Florham Park, NJ 07932 Fax No.: 973-593-5454

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(G)  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Agreement on the date first written above.

GSC ACQUISITION COMPANY
___________________________
By:	Matthew C. Kaufman President and Secretary

GSC SECONDARY INTEREST FUND, LLC
By:	GSCP (NJ) Holdings, L.P., its sole member
By:	GSCP (NJ), Inc., its general partner
___________________________
By:	Matthew C. Kaufman Managing Director